EXHIBIT 23.02

                         [LETTERHEAD OF MOORE STEPHENS]

Our Reference: 85/25725

18 January 2000

Flextronics International Limited,
2241 Fortune Drive,
San Jose,
CA 95131,
USA,

FLEXTRONICS INTERNATIONAL LIMITED
FORM S-8

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of the above noted registration statement.

/s/  Moore Stephens
Moore Stephens